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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 1999, except as to the third paragraph of Note 8 and
Note 14, for which the date is May 3, 1999, relating to the financial statements of High Speed Access Corp. and Subsidiaries, which appear in such Prospectus.
We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP

Louisville, Kentucky
May 4, 1999